ALFACELL CORPORATION GRANTED U.S. ORPHAN DRUG DESIGNATION FOR ONCONASE(R) FOR TREATMENT OF MALIGNANT MESOTHELIOMA

   First-in-Class RNAi Drug in Phase IIIB Confirmatory Trial for Unresectable
                             Malignant Mesothelioma

Company Release - 01/30/2007 09:00

BLOOMFIELD, N.J., Jan. 30 /PRNewswire-FirstCall/ -- Alfacell Corporation (Nasdaq: ACEL), a biopharmaceutical company focused on the discovery, development and commercialization of novel ribonuclease therapeutics for cancer, today announced that the U.S. Food and Drug Administration (FDA) has granted orphan-drug designation in the United States for the company's lead drug candidate, ONCONASE(R) (ranpirnase), for treatment of malignant mesothelioma. Alfacell is evaluating ONCONASE in a confirmatory Phase IIIb clinical trial in unresectable malignant mesothelioma (UMM).

Orphan drug designation permits Alfacell to be awarded seven years of marketing exclusivity for ONCONASE for the malignant mesothelioma indication upon FDA approval for this indication. Other benefits for which Alfacell is eligible with the orphan drug designation include protocol assistance by the FDA in the preparation of a dossier that will meet regulatory requirements, tax credits, research and development grant funding, and reduced filing fees for the marketing application.

"Orphan-drug designation in the United States is an important milestone for everyone associated with Alfacell, including malignant mesothelioma patients, investors and employees," said Kuslima Shogen, the company's chairman and chief executive officer. "This designation represents recognition of the potential of our lead drug candidate by the FDA, in addition to the previously granted fast-track development status in the United States, as well as the orphan-drug designations received in Europe and Australia for malignant mesothelioma. Moreover, it's a significant event for us in what is a transformational year for our company."

The FDA orphan drug designation provides incentives to pharmaceutical and biotechnology companies to develop drugs for the treatment of diseases affecting fewer than 200,000 people in the United States. Malignant mesothelioma qualifies under this requirement because approximately 4,000 to 5,000 new cases are reported in the United States each year.

ABOUT ONCONASE(R)

ONCONASE is a first-in-class therapeutic from Alfacell's proprietary ribonuclease (RNase) technology platform. ONCONASE has been shown in vitro and in vivo to target tumor cells while sparing normal cells. ONCONASE is internalized by endocytosis and released into the cytosol of the cancerous cell, where it selectively degrades tRNA beyond repair. In doing so, ONCONASE inhibits protein synthesis, stops cell cycle proliferation, and induces apoptosis (programmed cell death). In addition to the ongoing confirmatory Phase IIIb registration study in malignant mesothelioma, the company is conducting an ONCONASE Phase I/II trial in Non-Small Cell Lung Cancer (NSCLC) and other solid tumors.

ABOUT ALFACELL CORPORATION

Alfacell Corporation is a biopharmaceutical company using proprietary ribonuclease (RNase) technology in the discovery, development and commercialization of novel therapeutics for cancer and other life-threatening diseases. For more information, please visit www.alfacell.com.

SAFE HARBOR

This press release includes statements that may constitute "forward- looking" statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, uncertainties involved in transitioning from concept to product, uncertainties involving the ability of the Company to finance research and development activities, potential challenges to or violations of patents, uncertainties regarding the outcome of clinical trials, the Company's ability to secure necessary approvals from regulatory agencies, dependence upon third-party vendors, and other risks discussed in the Company's periodic filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

SOURCE Alfacell Corporation


Contact: Media Contact - David Schull, +1-212-845-4271, david.schull@eurorscg.com, or Investor Contact - Andreas Marathovouniotis, +1-212-845-4253, andreas.marathis@eurorscg.com, both of Noonan Russo for Alfacell Corporation